TAURIGA SCIENCES, INC. STOCKHOLDERS APPROVE INCREASE IN AUTHORIZED COMMON STOCK

NEW YORK, July 28, 2015 /PRNewswire/ — New York, NY — PRNewswire/ — Tauriga Sciences, Inc. (OTCQB: TAUG) or (“Tauriga” or the “Company”), a diversified life sciences company, today announced that its stockholders approved an increase in the number of authorized shares of common stock of the Company from 1,000,000,000 to 2,500,000,000 at its Special Meeting of Stockholders held on July 27, 2015 at the Law Offices of Nixon Peabody LLP in Midtown Manhattan (the “Special Meeting”). At the Special Meeting, there were 480,655,929 shares of common stock represented either by proxy or in person of the 929,825,933 shares of common stock entitled to vote, constituting a quorum. Of those shares, there were 433,331,977, or 90.2%, that voted in favor of the proposal recommended by the Board of Directors. The remaining votes were cast either against or as abstentions regarding the proposal.

Tauriga’s Chief Executive Officer Seth M. Shaw commented, “This increase in authorized shares is essential for the Company to contemplate both potential acquisitions as well as capital raises. Management is currently evaluating several potential acquisition candidates and will continue to work tirelessly to build long term shareholder value.”

About TAURIGA SCIENCES, INC.:

Tauriga Sciences, Inc. (OTCQB: TAUG) is a diversified life sciences company focused on generating profitable revenues through its present and future holdings. The mission of the Company is to acquire and build a diversified portfolio of cutting edge technology assets that is capital efficient and of significant value to the shareholders. The Company’s business model includes the acquisition of licenses, equity stakes, rights on both an exclusive and non-exclusive basis, and entire businesses. Management is firmly committed to building lasting shareholder value in the short, intermediate, and long terms. Please visit the Company’s corporate website at www.tauriga.com

NON SOLICITATION:

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted. Any securities offered or issued in connection with the above-referenced merger and/or investment have not been registered, and will be offered pursuant to an exemption from registration.

DISCLAIMER:

Forward-Looking Statements: Except for statements of historical fact, this news release contains certain “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation expectations, beliefs, plans and objectives regarding the development, use and marketability of products. Such forward-looking statements are based on present circumstances and on TAUG’s predictions with respect to events that have not occurred, that may not occur, or that may occur with different consequences and timing than those now assumed or anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, and are not guarantees of future performance or results and involve risks and uncertainties that could cause actual events or results to differ materially from the events or results expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to successfully develop and market products, consumer and business consumption habits, the ability to fund operations and other factors over which TAUG has little or no control. Such forward-looking statements are made only as of the date of this release, and TAUG assumes no obligation to update forward-looking statements to reflect subsequent events or circumstances. Readers should not place undue reliance on these forward-looking statements. Risks, uncertainties and other factors are discussed in documents filed from time to time by TAUG with the Securities and Exchange Commission. This press release does not and shall not constitute an offer to sell or the solicitation of any offer to buy any of the securities, nor shall there be any sale of the securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state. The securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration, under the Securities Act and applicable state securities laws.

CONTACT:

Mr. Seth M. Shaw,

Chairman and Chief Executive Officer

Tauriga Sciences, Inc.

New York City: + 1-917-796-9926

Montreal: +1-514-840-3697

Email: sshaw@tauriga.com